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                                                                   EXHIBIT 10.37

                              SUN COMMUNITIES, INC.

                            LONG TERM INCENTIVE PLAN


                                   ARTICLE I.
                        PURPOSE AND ADOPTION OF THE PLAN

    1.1 PURPOSE. The purpose of the Sun Communities, Inc. Long Term Incentive Plan (the "Plan") is to provide eligible employees of Sun Communities, Inc. and its Subsidiaries (the "Company") with an additional incentive to promote the Company's financial success and to provide an incentive which the Company may use to induce able persons to enter into or remain in the employment of the Company.

    1.2 ADOPTION AND TERM. The Plan was approved by the Company's Board of Directors and became effective on May 29, 1997 (the "Effective Date"), and will remain in effect until all shares authorized under the terms of the Plan have been issued, unless earlier terminated or abandoned by action of the Board.

                                   ARTICLE II.
                                   DEFINITIONS

    2.1 ADMINISTRATOR means the group of persons having authority to administer the Plan pursuant to Section 3.1.

    2.2 AWARD means a right to receive Non-Qualified Stock Options at the end of the Award Period, subject to the Company's attainment of the Performance Target and other terms and conditions set forth in the Plan.

    2.3 AWARD AGREEMENT means a written agreement between the Company and Participant or a written acknowledgment from the Company specifically setting forth the terms and conditions of an Award granted under the Plan.

    2.4 AWARD PERIOD means the period beginning on January 1, 1997 and ending on December 31, 2001.

    2.5 BENEFICIARY means (a) an individual, trust or estate who or which, by will or by operation of the laws of descent and distribution, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement or Option Agreement upon the Participant's death; or (b) an individual, who by designation of the Participant, succeeds to the rights and obligations of the Participant under the Plan and Award Agreement or Option Agreement upon the Participant's death.

    2.6 BOARD means the Board of Directors of the Company.

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    2.7 CHANGE OF CONTROL EVENT means (a) an event or series of events by which any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Person"), or other entity or group of Persons acting in concert as a partnership or other group (a "Group of Persons"), other than Persons who are, or Groups of Persons entirely made up of, (i) management personnel of the Company or (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting stock of the Company; (b) the Company consolidates with, or merges with or into, another Person (other than a Subsidiary in a transaction which is not otherwise a Change of Control Event), or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company, was approved by a vote of 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or (d) any liquidation or dissolution of the Company (other than a liquidation into a Subsidiary that is not otherwise a Change of Control Event).

    2.8 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

    2.9 COMPANY means Sun Communities, Inc., a Maryland corporation.

    2.10 COMPANY COMMON STOCK means the Common Stock of the Company, par value $0.01.

    2.11 COMPENSATION means a Participant's base wages or salary and overtime pay, including elective contributions that are made by the Company on behalf of the Participant that are not includible in gross income under Section 125, 402(e)(3), 402(h), or 403(b) of the Code, and excluding bonuses, commissions, and all other compensation.

    2.12 DATE OF GRANT means the date designated by the Administrator as the date as of which it grants an Award under the Plan or a Non-Qualified Stock Option pursuant to an Award Agreement.

    2.13 DIRECTOR means a member of the Board of Directors of the Company.



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    2.14 EFFECTIVE DATE means May 29, 1997, the date the Plan was adopted by the
Board.

    2.15 EXPIRATION DATE means the date specified in an Option Agreement as the expiration date of such Option.

    2.16 FAIR MARKET VALUE means, on any given date, the average of the highest and lowest selling price for the Company Common Stock as reported on the Composite Tape for New York Stock Exchange Listed Companies, or, if there were no sales on such date, the average of the highest and lowest selling price for the most recent date upon which a sale was reported.

    2.17 NON-QUALIFIED STOCK OPTION means a stock option which does not meet the requirements of an Incentive Stock Option under Section 422 of the Code.

    2.18 OFFICER means any officer of the Company, including, without limitation, the Chairman of the Board, Chief Executive Officer, President, Senior Vice President, Chief Financial Officer, Chief Operating Officer, Treasurer and Secretary.

    2.19 OPTION means a Non-Qualified Stock Option granted under the Plan.

    2.20 OPTION AGREEMENT means a written agreement between the Company and the Participant or a written acknowledgment from the Company setting forth the terms and conditions of an Option granted pursuant to an Award under the Plan.

    2.21 PARTICIPANT shall mean a person eligible to receive an Award as set forth in Article V.

    2.22 PERFORMANCE TARGET shall mean the level of corporate performance upon which the grant of Options is conditioned, as further described in Section 6.2.

    2.23 PLAN means the Sun Communities, Inc. 1997 Long Term Incentive Plan, as described herein and as it may be amended from time to time.

    2.24 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 7.1.

    2.25 SUBSIDIARY shall have the meaning set forth in Section 424(f) of the Code.

    2.26 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any other similar transaction in which the Participant's employer ceases to be the Company or a Subsidiary of the Company. Whether an authorized leave of absence or absence on military or government service, absence due to disability, or absence for any other reason shall constitute Termination of Employment shall be determined in each case by the Administrator in its sole discretion.

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                                  ARTICLE III.
                                 ADMINISTRATION

    3.1 ADMINISTRATION. The Administrator of the Plan shall be the Compensation Committee of the Board. The Administrator shall administer the Plan in accordance with its terms and shall have the sole and absolute discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, and to take such steps in connection with the Plan, Awards and Options granted thereunder, as it may deem necessary or advisable. The Administrator may delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company.

    3.2 INDEMNIFICATION. Members of the Administrator shall be entitled to indemnification and reimbursement from the Company for any action or any failure to act in connection with service as Administrator to the full extent provided for or permitted by the Company's certificate of incorporation or bylaws or by any insurance policy or other agreement intended for the benefit of the Company's officers, directors or employees or by any applicable law.

                                   ARTICLE IV.
               COMPANY COMMON STOCK ISSUABLE PURSUANT TO THE PLAN

    4.1 SHARES ISSUABLE. Shares of Company Common Stock to be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. Except as provided in Section 4.2, the Options granted to any Participant and to all Participants in the aggregate under the Plan shall be limited so that the sum of (i) all shares which shall be issued upon the exercise of outstanding Options granted under the Plan, and (ii) the number of shares otherwise issuable under an Option which are applied by the Company to payment of the withholding or tax liability discussed in Section 7.12 shall never exceed 240,000.

    4.2 ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

         (A) RECAPITALIZATION. The number and kind of shares subject to outstanding Options, the Purchase Price for such shares, and the number and kind of shares available for Options granted under the Plan shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Options granted under the Plan. The Administrator shall have the power to determine the amount of the adjustment to be made in each case.

         (B) SALE OR REORGANIZATION. After any reorganization, merger or consolidation in which the Company is a surviving corporation, each Participant shall, at no additional cost, be entitled upon exercise of an Option to receive (subject to any required action by stockholders), in lieu of the number of shares of Company Common Stock receivable or exercisable pursuant to such Option, a number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the reorganization, merger or




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    consolidation if, at the time of such reorganization, merger or consolidation, such Participant had been the holder of record of a number of shares of stock equal to the number of shares receivable or exercisable pursuant to such Option. Comparable rights shall accrue to each Participant in the event of successive reorganizations, mergers or consolidations of the character described above.

         (C) OPTIONS TO PURCHASE STOCK OF ACQUIRED COMPANIES. After any reorganization, merger or consolidation in which the Company or a Subsidiary of the Company shall be a surviving corporation, the Administrator may grant substituted Options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the reorganization, merger or consolidation, where such party's stock may no longer be issued following such merger or consolidation. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Administrator in its sole discretion. Any adjustments may provide for the elimination of any fractional shares which might otherwise have become subject to any Options.

                                   ARTICLE V.
                                  PARTICIPATION

    ELIGIBLE EMPLOYEES. All salaried employees of the Company, excluding Officers, who are employed by the Company on the Effective Date, or who become employed by the Company prior to the end of the Award Period, shall be eligible to receive an Award under the Plan. The Administrator may also, as it deems appropriate and consistent with the purpose of the Plan, designate one or more hourly employees of the Company to receive Awards.

                                   ARTICLE VI.
                                AWARD OF OPTIONS

    6.1 TERMS OF AWARD. Subject to the Company's achievement of one of the Performance Targets described in Section 6.2 below, on January 31, 2002 the Company shall grant to each Participant who has not forfeited his or her Award under Section 6.3 Options entitling the Participant to purchase from the Company the number of shares of Company Common Stock determined by multiplying the aggregate number of shares available for the Performance Target achieved by a fraction, the numerator of which is the Participant's total Compensation during the Award Period and the denominator of which is the aggregate total Compensation of all Participants (excluding any Participants who have forfeited their Awards pursuant to Section 6.3 below) during the Award Period. Options for fractional shares shall not be granted. The excess of the Fair Market Value on December 31, 2001 over the Fair Market Value on the Effective Date of any fractional shares resulting under the formula described above shall be paid to the Participant in cash on January 31, 2002, or as soon as practicable thereafter.

    6.2 PERFORMANCE TARGETS. The aggregate number of Options to be granted pursuant to Awards shall depend on the Company's achieving, during the Award Period, certain increases (as set forth in the table below) in its Funds from Operations (FFO) as reflected in Management's




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Discussion and Analysis contained in the Company's Annual Report on Form 10-K, over its 1996 level of $2.24 per share.



ANNUAL PER SHARE GROWTH OF FFO              AGGREGATE NUMBER OF  OPTIONS GRANTED
     Less than 8%                                           0
     At least 8% but less than 9%                        120,000
     At least 9% but less than 10%                       168,000
     10% or more                                         240,000

The Administrator may, in its sole discretion, extend the Award Period or modify the Performance Targets to decrease the required percentage increase in FFO at any time prior to January 31, 2002, if events or transactions occur which cause the Performance Target described herein to be an inappropriate measure of achievement.

    6.3 DURATION OF AWARDS. During the Award Period, a Participant's Award shall be forfeited upon Termination of Employment for any reason other than the Participant's retirement at or after age 65 or the Participant's death. In the event of such a retirement or death, the Participant or the Participant's Beneficiary shall be granted an Option in accordance with Section 6.1 and 6.2, on January 31, 2002, and may exercise such options in accordance with the provisions of Sections 7.4.

    6.4 RIGHTS AS A STOCKHOLDER. The Participant or any transferee of an Option pursuant to Section 7.4 or Section 7.13 shall have no rights as a stockholder with respect to any shares of Company Common Stock covered by an Option or Award until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends and cash or other property or distributions or other rights with respect to any such shares of Company Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option.

                                  ARTICLE VII.
                                TERMS OF OPTIONS

    7.1 PURCHASE PRICE OF OPTIONS. The Purchase Price of Company Common Stock issued upon the exercise of Options shall be the Fair Market Value on the Effective Date.

    7.2 VESTING OF OPTIONS One-third of a Participant's Options shall first become exercisable on January 31, 2002, with an additional one-third becoming exercisable on January 31, 2003 and January 31, 2004 respectively.

    7.3 DURATION OF OPTIONS . Options shall terminate after the first to occur of the following events:

         (A) Ten years from the Date of Grant of the Option; or

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         (B) Termination of the Award as provided in Section 7.4.

    7.4 EXERCISE ON DEATH OR TERMINATION OF EMPLOYMENT.

         (A) Unless otherwise provided in the Award Agreement, in the event of the death of a Participant while an employee of the Company or retirement of a Participant at or after age 65, the right to exercise all unexpired and unexercised Options shall be accelerated and shall accrue as of the date of death or retirement. In the case of the Participant's death, the Participant's Options may be exercised by the Participant's Beneficiary at any time within one year after the later of the Participant's death or Date of Grant of the Options.

         (B) Unless otherwise provided in the Option Agreement, in the event of Participant's Termination of Employment at any time for any reason other than death, retirement at or after age 65 or for "cause", as defined in paragraph (c) below, an Option may be exercised, but only to the extent it was otherwise exercisable, on the date of Termination of Employment, within thirty days after the date of Termination of Employment. In the event of the death of the Participant within the thirty-day period following Termination of Employment, the Participant's Option may be exercised by the Participant's Beneficiary within the one year period provided in subparagraph (a) above.

         (C) In the event that a Participant's Termination of Employment is for "cause", all Options shall terminate immediately upon Termination of Employment. A Participant's employment shall be deemed to have been terminated for "cause" if such termination is determined, in the sole discretion of the Administrator, to have resulted from an act or omission by the Participant constituting active and deliberate dishonesty, as established by a final judgment or actual receipt of an improper benefit or profit in money, property or services, or from the Participant's continuous failure to perform his or her duties under any employment agreement in effect between the Participant and the Company in any material manner (or, in the absence of such an agreement, the consistent failure or refusal of the Participant to perform according to reasonable expectations and standards set by the Board and/or management consistent with Participant's title and position) after receipt of notice of such failure from the Company specifying how the Participant has so failed to perform.

    7.5 ACCELERATION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit purchase of shares under any Option prior to the time such Option would otherwise become exercisable under the terms of the Option Agreement.

    7.6 EXTENSION OF EXERCISE TIME. The Administrator, in its sole discretion, shall have the right (but shall not in any case be obligated) to permit any Option granted under this Plan to be exercised after its Expiration Date or after the thirty-day period following Termination of Employment.

    7.7 CHANGE OF CONTROL EVENT. Unless otherwise provided in the Option Agreement, and subject to such other terms and conditions as the Administrator may establish in the Option



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Agreement, upon the occurrence of a Change of Control Event, irrespective of whether or not an Option is then exercisable, the Participant shall have the right to exercise in full any unexpired Option to the extent not theretofore exercised or terminated.

    7.8 EXERCISE PROCEDURES. Each Option granted under the Plan shall be exercised by written notice to the Company which must be received by the officer of the Company designated in the Option Agreement on or before the Expiration Date of the Option. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Option Agreement; provided, however, that the Administrator may (but need not) permit payment to be made by delivery to the Company of either
(a) shares of Company Common Stock (including shares issuable to the Participant pursuant to the exercise of the Option), or (b) any combination of cash and shares of Company Common Stock, or (c) such other consideration as the Administrator deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Company Common Stock may be issued directly to the Participant's broker or dealer upon receipt of the Purchase Price in cash from the broker or dealer.) In the event that any Company Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Company Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares transferred. The Participant may not transfer to the Company in satisfaction of the Purchase Price (y) a number of shares which when multiplied times the Fair Market Value as of the date of exercise would result in a product greater than the Purchase Price or (z) any fractional share of Company Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and used for any proper corporate purpose. Unless the Administrator shall otherwise determine, any Company Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

    7.9 OPTION AGREEMENT. The grant and the terms and conditions of the Option shall be set forth in an Option Agreement between the Company and the Participant. No person shall have any rights under any Option granted under the Plan unless and until the Administrator and the Participant to whom the Award is granted shall have executed and delivered an Option Agreement expressly granting the Option to such person and setting forth the terms of the Option.

    7.10 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards and Options granted under the Plan, and in no event shall the Administrator have the power to grant any Award or Option under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award or Option granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of the Award or Option, the term in the Plan as constituted on the Date of Grant of such Award or Option shall control. Except as provided in Section 4.2, 6.3, 7.5 or 7.6 , the terms of any Award or Option granted under the Plan may not be changed after the granting of such Award or Option without the express approval of the Participant.

    7.11 MODIFICATION OF AWARD AFTER GRANT. Each Award or Option granted under the Plan to a Participant may be modified after the date of its grant by express written agreement



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between the Company and the Participant, provided that such change (i) shall not be inconsistent with the terms of the Plan and (ii) shall be approved by the Administrator.

    7.12 TAXES. The Company shall be entitled, if the Administrator deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding, employment or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award or Option, and the Company may defer payment or issuance of the cash or stock upon exercise of an Option unless indemnified to its satisfaction against any liability for such tax. The amount of such withholding or tax payment shall be determined by the Administrator and, unless otherwise provided by the Administrator, shall be payable by the Participant at the time of issuance or payment in accordance with the following rules:

         (A) A Participant shall have the right to elect to meet his or her withholding requirement by: (1) having the Company withhold from such Award the appropriate number of shares of Company Common Stock, rounded out to the next whole number, the Fair Market Value of which is equal to such amount, or, in the case of the cash payment, the amount of cash, as is determined by the Company to be sufficient to satisfy applicable tax withholding requirements; or (2) direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award.

         (B) In the event that an Option or shares received upon exercise of an Option has already been transferred to the Participant on the date upon which withholding requirements apply, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding requirements. The Participant shall provide to the Company such information as the Company shall require to determine the amounts to be withheld and the time such withholding requirements become applicable.

         (C) If permitted under applicable federal income tax laws, a Participant may elect to be taxed in the year in which an Option or Award is exercised or received, even if it would not otherwise have become taxable to the Participant. If the Participant makes such an election, the Participant shall promptly notify the Company in writing and shall provide the Company with a copy of the executed election form as filed with the Internal Revenue Service no later than thirty days from the date of exercise or receipt. Promptly following such notification, the Participant shall pay directly to the Company the cash amount determined by the Company to be sufficient to satisfy applicable federal, state or local withholding tax requirements.

    7.13 LIMITATIONS ON TRANSFER. A Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, or pursuant to the terms of a domestic relations order, as defined in Section 414(p)(1)(B) of the Code, which satisfies the requirements of Section 414(p)(1)(A) of the Code (a "Qualified Domestic Relations Order"). During the lifetime of a Participant, only the Participant personally (or the Participant's personal representative or attorney-in-fact) or the alternate payee named in a Qualified Domestic




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Relations Order may exercise the Participant's rights under the Plan. The
Participant's Beneficiary may exercise a Participant's rights to the extent they are exercisable under the Plan following the death of the Participant.

    7.14 SURRENDER OF AWARDS. Any Award or Option granted under the Plan may be surrendered to the Company for cancellation on such terms as the Administrator and Participant approve, including, but not limited to, terms which provide that upon such surrender the Company will pay to the Participant cash or Company Common Stock, or a combination of cash and Company Common Stock.

                                  ARTICLE VIII.
                               GENERAL PROVISIONS

    8.1 AMENDMENT AND TERMINATION OF PLAN.

         (A) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award or Option shall have been granted under the Plan, adversely affect the right of such individual under such Award or Option

         (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. If the Plan is not earlier terminated, the Plan shall terminate when all shares authorized under the Plan have been issued. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Option outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Option to the same extent such Option would have been exercisable if the Plan had not been terminated.

    8.2 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim or right to be granted an Award or Option under this Plan. Nothing in this Plan shall confer upon any employee any right to continue in employment with the Company or interfere in any way with the right of the Company to terminate such person's employment at any time.

    8.3 SECURITIES LAW RESTRICTIONS. The shares of Company Common Stock issuable pursuant to the terms of any Options granted under the Plan may not be issued by the Company without registration or qualification of such shares under the Securities Act of 1933, as amended, or under various state securities laws or without an exemption from such registration requirements. Unless the shares to be issued under the Plan have been registered and/or qualified as appropriate, the Company shall be under no obligation to issue shares of Company Common Stock upon exercise of an Option unless and until such time as there is an appropriate exemption available from the registration or qualification requirements of federal or state law as determined by the Administrator in its sole discretion. The Administrator may require any person who is granted an award hereunder to agree with the Company to represent and agree in writing that if such shares are issuable under an exemption from registration requirements, the shares will be "restricted"



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securities which may be resold only in compliance with applicable securities laws, and that such person is acquiring the shares issued upon exercise of the Option for investment, and not with a view toward distribution.

    8.4 CAPTIONS. The captions (i.e., all section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

    8.5 SEVERABILITY. Whenever possible, each provision in the Plan and every Award or Option at any time granted under the Plan shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award or Option at any time granted under the Plan shall be held to be prohibited or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award or Option at any time granted under the Plan shall remain in full force and effect.

    8.6 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Administrator, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Administrator.

         8.7 CHOICE OF LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of Michigan and construed in accordance therewith.





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